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                                                                  EXHIBIT 10(nn)

                               1998 LOAN AGREEMENT


First Union National Bank
300 Main Street
Stamford, Connecticut 06904
(Hereinafter referred to as the "Bank")

Novametrix Medical Systems Inc.
5 Technology Drive, P.O. Box 690
Wallingford, Connecticut 06492

NTC Technology, Inc.
5 Technology Drive, P.O. Box 690
Wallingford, Connecticut 06492
(Individually and collectively "Borrower")

This 1998 Loan Agreement ("Agreement") is entered into as of August 1, 1998, by and between Bank and Borrower, a Corporation organized under the laws of Delaware.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

LINE OF CREDIT - in the principal amount of $3,500,000.00 (the "Principal Amount") which is evidenced by the 1998 Promissory Note dated as of even date herewith ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the Principal Amount minus the sum of (i) the amount available to be drawn plus (ii) the amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower plus (iii) the aggregate outstanding amount arising out of foreign exchange services provided to the Borrower by the Bank as reasonably established by the Bank. The Loan proceeds are to be used by Borrower solely for working capital. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.


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SUBLIMITS. (i) Standby Letters of Credit. The Bank shall issue standby letters of credit for the account of the Borrower ("New Standby L/Cs") only when, combined with any standby or commercial letters of credit outstanding and issued by the Bank for the account of the Borrower ("Outstanding L/Cs"), the aggregate available undrawn amount and the drawn but unreimbursed amount of the New Standby L/Cs and Outstanding L/Cs will not exceed $200,000. The Bank shall not issue Commercial L/Cs pursuant to this Agreement or the Line of Credit Note. Subject to the foregoing limitations, the Bank shall issue New Standby L/Cs only after the Borrower has executed such documentation and paid such fees as the Bank may require. (ii) Foreign Exchange. The Borrower may utilize foreign currency exchange services provided by the Bank up to a maximum credit exposure of $150,000 in the aggregate to be outstanding at any time, provided, however, that forward contracts shall be limited to $125,000 and the maximum daily settlement limit shall be $25,000.

This Agreement amends, restates and replaces in its entirety that certain Fourth Amended and Restated Loan Agreement dated June 16, 1994, as amended and modified from time to time.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations" as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. Section 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:


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REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are


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being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. Section 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617, et seq.) or narcotics (including 21 U.S.C.Section 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. REGULATION U. None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date


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hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES.
(a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business;
(ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by


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Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. PAYMENT OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. NON-DEFAULT CERTIFICATE FROM BORROWER. Deliver to Bank, with the Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. ESTOPPEL CERTIFICATE. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $25,000.00. JUDGMENT ENTERED. Permit the entry of any monetary


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judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $25,000.00 and that is not discharged or execution is not stayed within Thirty (30) days of entry. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Without prior written consent of the Bank, expend more than $2,500,000 in the aggregate during the term of this Agreement to retire or otherwise acquire any of its capital stock. CHANGE OF CONTROL. Borrower shall not make a material change in executive management without prior written consent of the Bank. CHANGE IN FISCAL YEAR. Borrower or guarantor shall not change its fiscal year without prior written notice to Bank. GUARANTEES. Guarantee or otherwise become responsible for obligations of any other person other than the endorsement of checks and drafts for collection in the ordinary course of business. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) liens for taxes contested in good faith; (ii) liens accruing by law for employee benefits; or (iii) Permitted Liens.

FINANCIAL COVENANTS. Borrower agrees to the following provisions, all of which shall be on a consolidated basis, from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: FIXED CHARGE COVERAGE RATIO. Borrower shall, at each fiscal year-end, maintain a Fixed Charge Coverage Ratio of not less than 3.00 to 1.00. "Fixed Charge Coverage" shall mean the sum of net profit plus taxes, depreciation, amortization, and interest expense less capital expenditures divided by the sum of interest expense and current maturities of long term debt and capital lease obligations from the prior fiscal year. WORKING CAPITAL.


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Borrower shall, at all times, maintain Working Capital of at least $11,000,000.
"Working Capital" shall mean cash, accounts receivable, and inventory minus current liabilities including borrowings under this Agreement and the Note. TANGIBLE NET WORTH. Borrower shall, at all times, maintain a Tangible Net Worth of at least $20,000,000.00. Tangible Net Worth shall increase annually, as of the last day of each fiscal year of the Borrower, by not less than fifty percent (50%) of net income plus one hundred percent (100%) of additions to paid in capital realized in such fiscal year. "Tangible Net Worth" shall mean the total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include fully subordinated debt. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall, at all times, maintain a ratio of Total Liabilities, including fully subordinated debt, divided by Tangible Net Worth of not more than 1.00 to 1.00. For purposes of this computation, "Total Liabilities" shall mean all liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with generally accepted accounting principles applied on a consistent basis. DEPOSIT RELATIONSHIP. Borrower shall maintain its primary depository account and cash management account with Bank. LIMITATION ON DEBT. Borrower shall not, directly or indirectly, create, incur, assume or become liable for, any debt, contingent or direct, if, giving effect to such additional debt on a pro forma basis, causes the aggregate amount of Borrower's debt, including obligations to Bank, to exceed $5,000,000.00.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis


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consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

YEAR 2000 COMPATIBILITY. Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, Borrower shall provide Bank assurance acceptable to Bank of Borrower's Year 2000 compatibility.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. PAYMENT OF COMMITMENT FEE. Borrower shall have paid to the Bank the commitment fee of $10,000. AVAILABILITY FEE. Borrower shall pay to Bank quarterly, on the 1st day of each October, January, April and


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July, an availability fee at a rate equal to 0.125% per annum on the average daily unused available principal under the Note for the preceding calendar quarter or portion thereof. OPINION OF COUNSEL. On or prior to the date of any borrowing hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority". (b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (d) The Loan is not usurious.

JOINT AND SEVERAL OBLIGATIONS. The obligations of the Borrower hereunder and under the Note shall be joint and several.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                                NOVAMETRIX MEDICAL SYSTEMS INC.


                                                By:_____________________________
                                                   name:
                                                   title:


                                                NTC TECHNOLOGY, INC.


                                                By:_____________________________
                                                   name:
                                                   title:


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                                                FIRST UNION NATIONAL BANK

                                                By:_____________________________
                                                   name:
                                                   title:


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